Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) are derived from the historical audited and unaudited financial statements of EQT Corporation (“EQT”) and its subsidiaries (together, the “Company”) and Alta Resources Development, LLC, a Delaware limited liability company (“Alta Resources”), and its subsidiaries. The historical financial statements of Alta Resources include the accounts of ARD Operating, LLC, a Delaware limited liability company (“ARD”), Alta Marcellus Development, LLC, a Delaware limited liability company (“Alta Marcellus”), and other subsidiaries, each of which includes the equity interests to be acquired by the Company in the acquisition (the “Acquisition”) of Alta Marcellus and ARD pursuant to that certain Membership Interest Purchase Agreement, dated May 5, 2021 (the “Purchase Agreement”), by and among EQT, EQT Acquisition HoldCo LLC (a wholly owned indirect subsidiary of the EQT), Alta Resources, Alta Marcellus and ARD.

The pro forma financial statements have been prepared to reflect the effects of the Acquisition as well as the effects of EQT’s issuance of $1.0 billion of senior notes (the “notes”) on May 17, 2021 (the “Notes Offering”), including the application of the net proceeds therefrom.

The pro forma financial statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the Acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The pro forma financial statements should be read in conjunction with:

◾	the accompanying notes to the pro forma financial statements;
◾	the audited consolidated financial statements and accompanying notes of EQT contained in EQT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020;
◾	the audited consolidated financial statements and accompanying notes of Alta Resources for the year ended June 30, 2020 included as Exhibit 99.1 in the Current Report on Form 8-K filed by EQT on July 22, 2021;
◾	the unaudited condensed consolidated financial statements and accompanying notes of EQT contained in EQT’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021; and
◾	the unaudited condensed consolidated financial statements and accompanying notes of Alta Resources as of and for the nine months ended March 31, 2021 included as Exhibit 99.2 in the Current Report on Form 8-K filed by EQT on July 22, 2021.

EQT Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
March 31, 2021

	EQT Historical	Alta Resources Historical	Pro Forma Adjustments		Pro Forma Combined

	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$40,670	$25,122	$(1,000,000)	(a)	$37,942
			(12,200)	(b)
			984,350	(l)
Accounts receivable, net	682,496	91,291	(2,595)	(c)	771,192
Derivative instruments, at fair value	431,949	28,435	(8,907)	(c)	458,707
			7,230	(d)
Prepaid expenses and other	158,590	2,001	(227)	(a)	160,364
Total current assets	1,313,705	146,849	(32,349)		1,428,205
Property, plant and equipment	22,168,856	2,289,189	583,383	(a)	25,041,428
Less: Accumulated depreciation and depletion	6,270,840	1,434,587	(1,434,587)	(a)	6,270,840
Net property, plant and equipment	15,898,016	854,602	2,017,970	(a)	18,770,588
Contract asset	390,005	—	—		390,005
Other assets	437,678	9,740	(2,511)	(a)	447,223
			(7,230)	(d)
			9,546	(e)
Total assets	$18,039,404	$1,011,191	$1,985,426		$21,036,021
LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt	$29,291	$—	$—		$29,291
Accounts payable	812,273	117,431	(2,595)	(c)	927,109
Derivative instruments, at fair value	651,058	27,054	(12,200)	(b)	665,242
			(9,614)	(c)
			8,944	(d)
Other current liabilities	257,405	929	(929)	(b)	281,897
			1,392	(e)
			23,100	(f)
Total current liabilities	1,750,027	145,414	8,098		1,903,539
Credit facility borrowings	300,000	433,217	(433,217)	(b)	300,000
Senior notes	4,378,270	87,718	(87,718)	(b)	5,362,620
			984,350	(l)
Note payable to EQM Midstream Partners, LP	98,487	—	—		98,487
Deferred income taxes	1,358,489	—	(8,313)	(k)	1,350,176
Other liabilities and credits	923,765	34,809	30,916	(a)	988,700
			(8,944)	(d)
			8,154	(e)
Total liabilities	8,809,038	701,158	493,326		10,003,522
Equity:
Total common shareholders’ equity	9,219,640	310,033	1,816,213	(a)	11,021,773
			(324,113)	(i)
Noncontrolling interests in consolidated subsidiaries	10,726	—	—		10,726
Total equity	9,230,366	310,033	1,492,100		11,032,499
Total liabilities and equity	$18,039,404	$1,011,191	$1,985,426		$21,036,021

See accompanying notes to the unaudited pro forma condensed combined financial information.

EQT Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
Three Months Ended March 31, 2021

	EQT Historical	Alta Resources Historical	Pro Forma Adjustments		Pro Forma Combined

	(Thousands, except per share amounts)
Operating revenues:
Sales of natural gas, natural gas liquids and oil	$1,130,951	$213,796	$—		$1,344,747
(Loss) gain on derivatives not designated as hedges	(188,813)	13,662	—		(175,151)
Net marketing services and other	7,785	6,614	(3,796)	(d)	10,603
Total operating revenues	949,923	234,072	(3,796)		1,180,199
Operating expenses:
Transportation and processing	445,784	35,207	—	(d)	480,991
Production	47,230	17,532	(3,796)	(d)	60,966
Exploration	949	—	282	(g)	1,231
Selling, general and administrative	45,006	1,680	—		46,686
Depreciation and depletion	377,116	42,005	12,515	(j)	431,636
(Gain) loss on sale/exchange of long-lived assets	(1,207)	—	—		(1,207)
Impairment and expiration of leases	16,757	—	—		16,757
Other operating expenses	9,443	—	—		9,443
Total operating expenses	941,078	96,424	9,001		1,046,503
Operating income	8,845	137,648	(12,797)		133,696
(Income) loss from investments	(11,848)	—	—		(11,848)
Dividend and other income	(3,304)	(1,296)	1,694	(b)	(2,906)
Loss on debt extinguishment	4,424	—	—		4,424
Interest expense	75,099	6,898	(6,873)	(b)	84,148
			9,024	(l)
Loss before income taxes	(55,526)	132,046	(16,642)		59,878
Income tax (benefit) expense	(14,494)	—	40,841	(k)	26,347
Net income (loss)	(41,032)	132,046	(57,483)		33,531
Less: Net loss attributable to noncontrolling interest	(514)	—	—		(514)
Net (loss) income attributable to EQT Corporation	$(40,518)	$132,046	$(57,483)		$34,045
Loss per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	278,852				278,852
Net loss	$(0.15)				$0.12
Diluted:
Weighted average common stock outstanding	278,852				278,852
Net loss	$(0.15)				$0.12

See accompanying notes to the unaudited pro forma condensed combined financial information.

EQT Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2020

	EQT Historical	Alta Resources Historical	Pro Forma Adjustments		Pro Forma Combined

	(Thousands, except per share amounts)
Operating revenues:
Sales of natural gas, natural gas liquids and oil	$2,650,299	$442,463	$—		$3,092,762
(Loss) gain on derivatives not designated as hedges	400,214	101,696	—		501,910
Net marketing services and other	8,330	18,932	(9,525)	(d)	17,737
Total operating revenues	3,058,843	563,091	(9,525)		3,612,409
Operating expenses:
Transportation and processing	1,710,734	127,391	—	(d)	1,838,125
Production	155,403	57,226	(9,525)	(d)	203,104
Exploration	5,484	—	1,734	(g)	7,218
Selling, general and administrative	174,769	7,333	—		182,102
Depreciation and depletion	1,393,465	189,960	38,052	(j)	1,621,477
Amortization of intangible assets	26,006	—	—		26,006
(Gain) loss on sale/exchange of long-lived assets	100,729	—	—		100,729
Impairment of other assets	34,694	—	—		34,694
Impairment and expiration of leases	306,688	770,704	(770,704)	(h)	306,688
Other operating expenses	28,537	—	23,100	(f)	51,637
Total operating expenses	3,936,509	1,152,614	(717,343)		4,371,780
Operating income	(877,666)	(589,523)	707,818		(759,371)
Gain on Equitrans Share Exchange	(187,223)	—	—		(187,223)
(Income) loss from investments	314,468	—	—		314,468
Dividend and other (income) expense	(35,512)	12,759	(11,876)	(b)	(34,629)
Loss on debt extinguishment	25,435	—	—		25,435
Interest expense	271,200	30,722	(30,442)	(b)	307,578
			36,098	(l)
Loss before income taxes	(1,266,034)	(633,004)	714,038		(1,185,000)
Income tax (benefit) expense	(298,858)	—	17,007	(k)	(281,851)
Net loss	(967,176)	(633,004)	697,031		(903,149)
Less: Net loss attributable to noncontrolling interest	(10)	—	—		(10)
Net loss attributable to EQT Corporation	$(967,166)	$(633,004)	$697,031		$(903,139)
Loss per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	260,613				260,613
Net loss	$(3.71)				$(3.47)
Diluted:
Weighted average common stock outstanding	260,613				260,613
Net loss	$(3.71)				$(3.47)

See accompanying notes to the unaudited pro forma condensed combined financial information.

EQT Corporation and Subsidiaries
Notes to the Unaudited Pro Forma Condensed Combined Financial Information

1.	Basis of Presentation

The pro forma financial statements have been prepared to reflect the effects of the Acquisition on the consolidated financial statements of EQT. The unaudited pro forma condensed combined balance sheet (the “pro forma balance sheet”) is presented as if the Acquisition and the Notes Offering, including the application of the net proceeds therefrom, had occurred on March 31, 2021. The unaudited pro forma condensed combined statements of operations (the “pro forma statements of operations”) for the three months ended March 31, 2021 and for the year ended December 31, 2020 are presented as if the Acquisition and the Notes Offering, including the application of the net proceeds therefrom, had occurred on January 1, 2020. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the Acquisition.

The pro forma financial statements have been prepared using the acquisition method of accounting using the accounting guidance in Accounting Standards Codification (“ASC”) 805, with EQT treated as the acquirer. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measure. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial information and are subject to revision based on a final determination of fair value as of the closing date of the Acquisition. Differences between these preliminary estimates and the final allocation of the consideration to be paid to Alta Resources for the Acquisition (the “Purchase Price”) may have a material impact on the accompanying pro forma financial statements.

Alta Resources’ historical amounts have been derived from Alta Resources' audited and unaudited financial statements included as Exhibits 99.1 and 99.2, respectively, in the Current Report on Form 8-K filed by EQT on July 22, 2021. As Alta Resources prepares its annual financial statements on a fiscal year basis, the amounts reflected in the pro forma statement of operations for the year ended December 31, 2020 for Alta Resources have been adjusted to a calendar year end to conform with EQT’s financial presentation. Certain of Alta Resources’ historical amounts have been reclassified to conform to the financial presentation of EQT. The pro forma financial statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of EQT would have been had the Acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

EQT Corporation and Subsidiaries
Notes to the Unaudited Pro Forma Condensed Combined Financial Information

2.	Pro Forma Adjustments and Assumptions

The pro forma adjustments are based on currently available information and certain estimates and assumptions that EQT believes are reasonable. The actual effects of the Acquisition and the Notes Offering will differ from the pro forma adjustments. A general description of the pro forma adjustments are provided below.

(a)	These adjustments reflect the estimated value of net consideration to be paid by the Company in the Acquisition and the adjustment of the historical book values of Alta Resources’ assets and liabilities as of March 31, 2021 to their estimated fair values. The following table represents the preliminary Purchase Price allocation to the assets acquired and liabilities assumed from Alta Resources. This preliminary Purchase Price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and the pro forma statements of operations. The final Purchase Price allocation will be determined when EQT has completed the detailed valuations and necessary calculations subsequent to closing the Acquisition. The final Purchase Price allocation will differ from these estimates and could differ materially from the preliminary allocation used in the pro forma adjustments.

Pursuant to the Purchase Agreement, consideration for the Acquisition will consist of (i) $1.0 billion in cash (the “Cash Consideration”), a portion of which will be utilized to extinguish Alta Marcellus’ indebtedness consisting of balances outstanding under its revolving credit facility and the 7.75% Senior Secured Second-Priority Notes due 2024 (the “Second Lien Notes”) (as further described in (b) below) and (ii) a number of shares of common stock, no par value, of EQT (“Common Stock”) to be determined by dividing $1,925 million of base consideration, plus or minus certain Purchase Price adjustments (as described in the Purchase Agreement), by the volume-weighted average per share price of the Common Stock on the New York Stock Exchange for the 30-day trading period prior to the execution date of the Purchase Agreement (the “Stock Consideration”). As of March 31, 2021, the calculation would result in the issuance of approximately 97,750,995 shares of Common Stock valued at $1,816 million (based on the closing price of the Common Stock as of March 31, 2021 of $18.58 and after giving effect to approximately $132.2 million of certain Purchase Price adjustments which would reduce the Purchase Price).

The preliminary Purchase Price allocation is subject to change as a result of several factors, including, but not limited to:

◾	changes in the market value of the shares of Common Stock issued as the Stock Consideration, with the number of such shares being calculated based on the volume-weighted average per share price of the Common Stock for the 30-day trading period prior to the execution date of the Purchase Agreement;
◾	changes in the Purchase Price adjustments set forth in the Purchase Agreement increasing or decreasing the $1,925 million of Stock Consideration; and
◾	changes in the estimated fair value of the Alta Resources’ assets acquired and liabilities assumed as of the closing date of the Acquisition, which could result from changes in future commodity prices, reserve estimates, cost assumptions, interest rates and other facts and circumstances existing as of the closing date of the Acquisition compared to the pro forma financial statements included herein.

EQT Corporation and Subsidiaries
Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Preliminary Purchase Price Allocation
(Thousands)
Consideration:
Fair value of EQT common stock to be issued	$1,816,213
Cash	1,000,000
Total consideration	$2,816,213
Fair value of assets acquired:
Cash and cash equivalents	$25,122
Accounts receivable, net	91,291
Derivative instruments, at fair value	35,665
Prepaid expenses and other	1,774
Property, plant and equipment	2,872,572
Other assets	9,547
Amount attributable to assets acquired	$3,035,971
Fair value of liabilities assumed:
Accounts payable	$117,430
Derivative instruments, at fair value	35,998
Other current liabilities	9,547
Other liabilities and credits	56,783
Amount attributable to liabilities assumed	$219,758

The final value of the Purchase Price to be paid by the Company will be determined based on the actual number of shares of Common Stock issued and the market price of the Common Stock at the closing date of the of the Acquisition. A 10% increase or decrease in the closing price of the Common Stock, as compared to the March 31, 2021 closing price of $18.58, would increase or decrease the total Purchase Price by approximately $181.6 million, assuming all other factors are held constant. The estimated fair value of property, plant and equipment to be acquired based on information available as of the preparation of the pro forma financial statements included the following:

Preliminary Purchase Price Allocation
(Thousands)
Natural gas and oil proved properties	$2,184,114
Natural gas and oil unproved properties	433,432
Other property, plant and equipment	255,026
Pro forma fair value of property, plant and equipment	$2,872,572

The pro forma fair value of natural gas properties was measured using valuation techniques that convert future cash flows into a single discounted amount. Significant inputs to the valuation of natural gas and oil properties include estimates of: (i) recoverable reserves; (ii) production rates; (iii) future operating and development costs; (iv) future commodity prices; and (v) a market-based weighted average cost of capital. NYMEX strip pricing as of March 31, 2021 was utilized in determining the pro forma fair value of reserves at a discount rate of 9.5%, after adjustment for expenses and basis differential. An increase or decrease in commodity prices, recoverable reserves, future operating or development costs or any of the other inputs noted above, as of the closing date, will result in a corresponding increase or decrease in the fair value of natural gas properties.

EQT Corporation and Subsidiaries
Notes to the Unaudited Pro Forma Condensed Combined Financial Information

(b)	Pro forma adjustments related to the planned extinguishment of the Second Lien Notes and credit facility of Alta Marcellus (the “Alta Resources Debt”) at or near the closing date, and the elimination of the associated interest rate swaps, including:

i.	A decrease in cash and cash equivalents and derivative instruments of $12.2 million reflecting the settlement of the interest rate hedges in a net liability position ahead of closing the Acquisition.

ii.	A decrease in credit facility borrowings of $435.0 million and Second Lien Notes of $85.9 million reflecting the carrying value of the Alta Resources Debt.

iii.	A decrease in other current liabilities of $0.9 million for the settlement of accrued interest.

iv.	A decrease in dividend and other income of $1.7 million for the three months ended March 31, 2021 due to the elimination of the gain on the interest rate hedges.

v.	A decrease in interest expense of $6.9 million for the three months ended March 31, 2021 reflecting the elimination of Alta Resources’ historical interest expense and amortization of deferred financing fees.

vi.	An increase in dividend and other income of $11.9 million for the year ended December 31, 2020 due to the elimination of the loss on the interest rate hedges.

vii.	A decrease in interest expense of $30.4 million for the year ended December 31, 2020 consisting of the elimination of Alta Resources’ historical interest expense and amortization of deferred financing fees.

(c)	The following pro forma adjustments eliminate historical transactions between Alta Resources and the Company that would be treated as intercompany transactions on a consolidated basis.

i.	Elimination of $2.6 million of receivables and corresponding payables for gas sales and transmission transactions on the pro forma balance sheet as of March 31, 2021.

ii.	Elimination of $9.6 million in derivative liabilities and $8.9 million in derivative assets related to the elimination of open gas purchase and sale positions that are accounted for as derivative instruments by EQT.

iii.	These historical transactions did not have a material impact on the pro forma statements of operations and thus no pro forma adjustments were included on the pro forma statement of operations for the three months ended March 31, 2021 or the year ended December 31, 2020.

(d)	Pro forma reclassifications made to conform to EQT’s presentation, including:

i.	the reclassification of derivative assets and liabilities from long-term to current; and

ii.	to remove certain net marketing services amounts from revenue and expense for net presentation.

(e)	Pro forma adjustments to capitalize the right-of-use assets and related current and non-current lease liabilities for assumed lease obligations pursuant to ASC 842, which had not yet been adopted by Alta Resources as of March 31, 2021 in accordance with applicable private company accounting standards.

(f)	Pro forma adjustment for estimated transaction costs of $23.1 million related to the Acquisition, including underwriting, banking, legal and accounting fees that are not capitalized as part of the Acquisition.

(g)	Pro forma adjustments to reflect delay rental lease payments and other exploratory costs capitalized by Alta Resources under the full cost method of accounting that would have been expensed to exploration expense under the successful efforts method of accounting for oil and gas properties.

EQT Corporation and Subsidiaries
Notes to the Unaudited Pro Forma Condensed Combined Financial Information

(h)	Pro forma adjustments to eliminate Alta Resources’ historical impairment charges recorded under the ceiling test of the full cost method of accounting to conform to EQT’s successful efforts method of accounting for oil and gas properties.

(i)	Pro forma adjustment to show the elimination of the Alta Resources equity on the pro forma balance sheet and other equity impacts from the estimated transaction costs, the adjustment of historical transactions between Alta and the Company and adjustments related to deferred income taxes.

(j)	Pro forma adjustment to increase depreciation and depletion expense due to the following:

i.	the increase in the estimated fair value of property, plant and equipment;

ii.	the depreciation of gathering pipelines over a 50-year useful life and the depreciation of compression and measurement assets over a 25-year useful life separate from the upstream oil and gas assets; and

iii.	the increase in accretion expense related to the higher asset retirement obligation liability which was adjusted to reflect EQT’s internal plugging cost estimates, discount rate and useful life estimates.

(k)	The pro forma income tax adjustments included in the pro forma statements of operations and pro forma balance sheet reflect the income tax effects of Alta Resources’ historical information as well as the income tax effects of the pro forma adjustments presented herein. The pro forma income tax adjustments related to Alta Resources’ historical information are to conform Alta Resources’ historical information, which is derived based on a non-taxable corporate structure, with EQT’s taxable corporate structure. The tax rate applied to the pro forma adjustments was the statutory federal and apportioned statutory state tax rate, net of the federal benefit of state taxes, applied to pre-tax income. The pro forma statements of operations also reflect the following non-recurring adjustments to arrive at a net deferred tax liability balance of $1,350.2 million for the pro forma balance sheet:

i.	income tax expense of $20 million due to a remeasurement of deferred income taxes to reflect the combined state apportionment rates; and

ii.	income tax benefit of $22 million due to a reduction of the Company’s deferred tax valuation allowance. Since Alta will be included in the Company’s consolidated tax return following the Acquisition, it has determined that the resulting reversal of taxable temporary differences related to the Acquisition allows the Company to realize a portion of its state deferred tax assets that were previously valued.

(l)	The following pro forma adjustments reflect the impact of the Notes Offering, the proceeds of which will be used to fund a portion of the Cash Consideration:

i.	An increase in cash and cash equivalents and senior notes of $984.4 million reflecting the issuance of $1.0 billion aggregate principal of the notes, net of $15.6 million of issuance costs and debt discounts.

ii.	An increase in interest expense of $9.0 million for the three months ended March 31, 2021 and $36.1 million for the year ended December 31, 2020 relating to the expected issuance of the notes. A one percent change in the assumed interest rate of the notes would increase or decrease the interest expense by $2.5 million and $10.0 million for the three months ended March 31, 2021 and for the year ended December 31, 2020, respectively.

The pro forma financial statements do not reflect any compensation-related adjustments as certain personnel matters are evolving and any recurring impact from compensation adjustments would not be factually supportable.

EQT Corporation and Subsidiaries
Notes to the Unaudited Pro Forma Condensed Combined Financial Information

3.	Supplemental Pro Forma Natural Gas, NGLs and Crude Oil Reserves Information

The following tables present the estimated pro forma combined net proved developed and undeveloped, natural gas, natural gas liquids (“NGLs”) and crude oil reserves as of December 31, 2020, along with a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2020. The pro forma reserve information set forth below gives effect to the Acquisition as if it had occurred on January 1, 2020.

The following estimated pro forma reserve information is not necessarily indicative of the results that might have occurred had the Acquisition taken place on January 1, 2020 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors.

For all tables presented, NGLs and crude oil were converted at a rate of one million barrels (“MMbbl”) to approximately six billion cubic feet (“Bcf”).

Natural gas, NGLs and oil	EQT Historical	Alta Resources Historical	Pro Forma Combined

	(Bcfe)
Proved developed and undeveloped reserves:
Balance at January 1, 2020	17,469.4	3,739.1	21,208.4
Revision of previous estimates	(739.2)	544.6	(194.6)
Purchase of hydrocarbons in place	1,380.6	—	1,380.6
Sale of hydrocarbons in place	(256.7)	(17.9)	(274.5)
Extensions, discoveries and other additions	3,445.8	165.8	3,611.6
Production	(1,497.8)	(300.2)	(1,798.0)
Balance at December 31, 2020	19,802.1	4,131.3	23,933.4
Proved developed reserves:
Balance at January 1, 2020	12,444.0	1,855.9	14,299.9
Balance at December 31, 2020	13,641.3	1,944.7	15,586.1
Proved undeveloped reserves:
Balance at January 1, 2020	5,025.4	1,883.2	6,908.6
Balance at December 31, 2020	6,160.7	2,186.6	8,347.3

Natural gas	EQT Historical	Alta Resources Historical	Pro Forma Combined

	(Bcf)
Proved developed and undeveloped reserves:
Balance at January 1, 2020	16,677.2	3,739.1	20,416.3
Revision of previous estimates	(781.7)	544.6	(237.1)
Purchase of natural gas in place	1,209.3	—	1,209.3
Sale of natural gas in place	(254.9)	(17.9)	(272.8)
Extensions, discoveries and other additions	3,433.9	165.8	3,599.6
Production	(1,418.8)	(300.2)	(1,719.0)
Balance at December 31, 2020	18,865.0	4,131.3	22,996.3
Proved developed reserves:
Balance at January 1, 2020	11,811.5	1,855.9	13,667.4
Balance at December 31, 2020	12,750.3	1,944.7	14,695.0
Proved undeveloped reserves:
Balance at January 1, 2020	4,865.7	1,883.2	6,748.9
Balance at December 31, 2020	6,114.7	2,186.6	8,301.3

EQT Corporation and Subsidiaries
Notes to the Unaudited Pro Forma Condensed Combined Financial Information

NGLs	EQT Historical	Alta Resources Historical	Pro Forma Combined

	(MMbbl)
Proved developed and undeveloped reserves:
Balance at January 1, 2020	127.0	—	127.0
Revision of previous estimates	6.8	—	6.8
Purchase of NGLs in place	25.9	—	25.9
Sale of NGLs in place	(0.3)	—	(0.3)
Extensions, discoveries and other additions	1.8	—	1.8
Production	(12.4)	—	(12.4)
Balance at December 31, 2020	148.8	—	148.8
Proved developed reserves:
Balance at January 1, 2020	100.9	—	100.9
Balance at December 31, 2020	141.5	—	141.5
Proved undeveloped reserves:
Balance at January 1, 2020	26.0	—	26.0
Balance at December 31, 2020	7.3	—	7.3

Oil	EQT Historical	Alta Resources Historical	Pro Forma Combined

	(MMbbl)
Proved developed and undeveloped reserves:
Balance at January 1, 2020	5.1	—	5.1
Revision of previous estimates	0.3	—	0.3
Purchase of oil in place	2.7	—	2.7
Sale of oil in place	—	—	—
Extensions, discoveries and other additions	0.2	—	0.2
Production	(0.8)	—	(0.8)
Balance at December 31, 2020	7.4	—	7.4
Proved developed reserves:
Balance at January 1, 2020	4.5	—	4.5
Balance at December 31, 2020	7.0	—	7.0
Proved undeveloped reserves:
Balance at January 1, 2020	0.6	—	0.6
Balance at December 31, 2020	0.4	—	0.4

EQT Corporation and Subsidiaries
Notes to the Unaudited Pro Forma Condensed Combined Financial Information

The following table summarizes the pro forma standard measure of discounted future net cash flows from natural gas and crude oil reserves as of December 31, 2020:

	EQT Historical	Alta Resources Historical	Pro Forma Adjustments	Pro Forma Combined

	(Thousands)
Future cash inflows	$27,976,557	$5,260,721	$—	$33,237,278
Future production costs	(16,344,965)	(2,315,747)	—	(18,660,712)
Future development costs	(2,268,109)	(1,152,729)	—	(3,420,838)
Future income tax expenses	(1,820,341)	—	(10,516)	(1,830,857)
Future net cash flow	7,543,142	1,792,245	(10,516)	9,324,871
10% annual discount for estimated timing of cash flows	(4,176,684)	(1,001,815)	5,260	(5,173,239)
Standardized measure of discounted future net cash flows	$3,366,458	$790,430	$(5,256)	$4,151,632

The following table summarizes the changes in the pro forma standard measure of discounted future net cash flows from natural gas and crude oil reserves for the year ended December 31, 2020:

	EQT Historical	Alta Resources Historical	Pro Forma Adjustments	Pro Forma Combined

	(Thousands)
Net sales and transfers of natural gas and oil produced	$(784,163)	$(223,637)	$—	$(1,007,800)
Net changes in prices, production and development costs	(6,761,447)	(1,336,656)	—	(8,098,103)
Extensions, discoveries and improved recovery, net of related costs	714,808	(9,491)	—	705,317
Development costs incurred	797,796	223,588	—	1,021,384
Net purchase of minerals in place	350,075	—	—	350,075
Net sale of minerals in place	(226,497)	(5,069)	—	(231,566)
Revisions of previous quantity estimates	(324,415)	(217,723)	—	(542,138)
Accretion of discount	849,267	185,907	—	1,035,174
Net change in income taxes	152,978	—	(5,256)	147,722
Timing and other	105,383	(44,680)	—	60,703
Net (decrease) increase	(5,126,215)	(1,427,761)	(5,256)	(6,559,232)
Balance at January 1, 2020	8,492,673	2,218,191	—	10,710,864
Balance at December 31, 2020	$3,366,458	$790,430	$(5,256)	$4,151,632